Exhibit 99.1

DELTA AIR LINES J.P. MORGAN INDUSTRIALS CONFERENCE MARCH 15, 2022

Safe Harbor

Statements made in this presentation that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered "forward-looking statements" under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the material adverse effect that the COVID-19 pandemic is having on our business; the impact of incurring significant debt in response to the pandemic; failure to comply with the financial and other covenants in our financing agreements; the possible effects of accidents involving our aircraft or aircraft of our airline partners; breaches or lapses in the security of technology systems on which we rely and of the data stored within them, as well as compliance with ever-evolving global privacy and security regulatory obligations; disruptions in our information technology infrastructure; our dependence on technology in our operations; our commercial relationships with airlines in other parts of the world and the investments we have in certain of those airlines; the effects of a significant disruption in the operations or performance of third parties on which we rely; failure to realize the full value of intangible or long-lived assets; labor issues; the effects of weather, natural disasters and seasonality on our business; changes in the cost of aircraft fuel; extended disruptions in the supply of aircraft fuel, including from Monroe; failure or inability of insurance to cover a significant liability at Monroe's Trainer refinery; failure to comply with existing and future environmental regulations to which Monroe's refinery operations are subject, including costs related to compliance with renewable fuel standard regulations; our ability to retain senior management and other key employees, and to maintain our company culture; significant damage to our reputation and brand, including from exposure to significant adverse publicity or inability to achieve certain sustainability goals; the effects of terrorist attacks, geopolitical conflict or security events; competitive conditions in the airline industry; extended interruptions or disruptions in service at major airports at which we operate or significant problems associated with types of aircraft or engines we operate; the effects of extensive government regulation we are subject to; the impact of environmental regulation, including but not limited to increased regulation to reduce emissions and other risks associated with climate change, and the cost of compliance with more stringent environmental regulations; and unfavorable economic or political conditions in the markets in which we operate or volatility in currency exchange rates.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of the date of this presentation, and which we undertake no obligation to update except to the extent required by law.

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Current State Of The Business – Demand Momentum Building

- Raising March quarter revenue outlook to ~78% recovered versus 2019
  - Expect to achieve flat TRASM in March month versus March 2019
- System cash sales[1] are above 2019 levels
- Maintaining flexibility and nimble approach to capacity in high fuel price environment

Total Adj. Revenue Recovery Versus 2019


Updated 1Q guidance: ~78%
74%
70%
80%
~83%
4Q21
Jan 22
Feb 22
Mar 22E

	4Q21	Jan 22	Feb 22	Mar 22E
Capacity vs. 2019	71%	83%	84%	~83%

Delta Is Well Positioned To Recapture Higher Fuel Prices Given Disciplined Approach To Capacity, Strong Brand Preference And Premium Product Focus

Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix
[1] Cash sales are defined as average daily tickets purchased over the last 7 days as of March 11, 2022

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4 Operational Excellence And Customer Focus Drive NPS Gains Delta Ranked No.1 Among Peers On Key Operating Metrics In 2021 And 2022 YTD 1 Preliminary. Mainline Domestic arrival within 14 minutes per U.S. DOT reporting requirements 84.3% 82.2% 80.1% 79.7% On Time Arrival By Airline 1 YTD as of March 10, 2022 97.0% 94.7% 95.4% 94.7% System Completion Factor Delta Domestic Net Promoter Score 48 54 2022 YTD 2019 YTD as of Feb 28, 2022

Updated March Quarter Outlook

- Expect positive Free Cash Flow in the March quarter on strong spring and summer travel demand
  - March quarter Air Traffic Liability expected to grow by more than $2 billion from the December quarter 2021
- Expected March quarter pre-tax loss consistent with initial expectations
  - Expect a solid pre-tax profit in the month of March as higher fuel cost is offset by stronger revenue
  - No change to March quarter non-fuel CASM outlook of up 15% versus March quarter 2019

March Quarter Guidance

	Updated	Initial
Capacity vs. 2019	~83%	83 - 85%
Total Revenue Adj. vs. 2019[1]	~78%	72 - 76%
Adj. Fuel Price ($/ gal)	~$2.80	$2.35 - $2.50
Adj. Net Debt	~$21 Billion	~$22 Billion

[1] Adj. Total Revenue is a non-GAAP financial measure and excludes Third Party Refinery sales which are expected to be ~$1.3 Billion in the March quarter
Note: Adjusted for special items; non-GAAP financial measures reconciled in Appendix

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Non-Fuel Cost Framework On Track

Non-Fuel CASM Impact Versus 2019

	2021	2022E
Transition	~4 pts	~1-2 pts
Underlying Business	~7 pts	~5-6 pts
Investments	~1 pt	~1-2 pts
Non-Fuel CASM vs. 2019	11%	Up 7-10%
Capacity vs. 2019	71%	~90%

- NF CASM in 1H'22 on higher end of initial expectations due to lower capacity and higher selling-related costs
  - Expect 1H'22 NF CASM to be up mid-teens versus 2019
- As capacity restoration progresses in 2H'22, expect to see scale and efficiency benefits in Underlying Business
  - Expect 2H'22 NF CASM to be up mid-single digits versus 2019

Capacity Is The Key Lever To Improving Non-Fuel CASM Levels Versus 2019 As Scale And Efficiency Are Restored

Note: Adjusted for special items; non-GAAP financial measures reconciled in the Appendix

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7 Reduce adjusted net debt to $15 billion by 2024 while strategically reinvesting for growth and productivity Unit revenue premium and competitive cost structure expected to drive industry - leading margins and strong operating cash flow Efficiently rebuild the airline, capture fleet renewal benefits and drive operating leverage to produce a competitive cost structure Financial Priorities For Value Creation 1 Cost Performance 3 Capital Allocation 2 Cash Generation Produce Mid - Teens Return On Invested Capital Note: Adjusted for special items

8 Industry Leadership Brand Preference Earnings Power Financial Foundation Competitive Advantages Confident In Our Positioning And Multi - Year Strategy 1 2 3 4 5 8 Delta’s actions during the pandemic further strengthened its competitive advantages and enhanced its position as a trusted consumer brand 1 Delta is leading the industry operationally and financially by demonstrating agility, operational excellence and discipline Delta continues to elevate the customer experience through its best - in - class service and by investing across the travel ribbon, enhancing brand preference and loyalty Delta expects to deliver meaningful profitability in 2022 on its path to improved earnings power beyond pre - pandemic levels by 2024 Delta’s top financial priority is restoring its financial foundation, with a focus on efficiency and cash generation to achieve investment grade metrics by 2024 2 3 4 5

Q&A

Non-GAAP Financial Measures

Delta sometimes uses information (“non-GAAP financial measures”) that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures. Reconciliations may not calculate exactly due to rounding.

While we are able to reconcile forward looking non-GAAP financial measures related to Q1 2022, we do not reconcile future period measures (i.e., beyond Q1 2022) because the adjusting items such as those used in the reconciliations below will not be known until the end of the indicated future periods and could be significant.

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Non-GAAP Reconciliations

Adjustments. These reconciliations include certain adjustments to GAAP measures, which are directly related to the impact of COVID-19 and our response. These adjustments are made to provide comparability between the reported periods, if applicable, as indicated below:

Restructuring charges. During 2020, we recorded restructuring charges for items such as fleet impairments and voluntary early retirement and separation programs following strategic business decisions in response to the COVID-19 pandemic. During 2021, we recognized adjustments to certain of those restructuring charges, representing changes in our estimates.

Government grant recognition. We recognized $4.5 billion of the grant proceeds from the payroll support program extensions as contra-expense during the full year 2021. We recognized the grant proceeds as contra-expense based on the periods that the funds were intended to compensate and fully used all proceeds from the payroll support program extensions as of the end of the September quarter 2021.

Special profit-sharing payment. This adjustment is exclusive to 2021. To recognize the extraordinary efforts of our employees through the pandemic, we made a special profit-sharing payment to eligible employees in February 2022, based on the adjusted pre-tax profit earned during the second half of 2021. This adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

We also regularly adjust certain GAAP measures for the following items, if applicable, for the reasons indicated below:

MTM adjustments and settlements on hedges. Mark-to-market ("MTM") adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the applicable period.

Third-party refinery sales. Refinery sales to third parties, and related expenses, are not related to our airline segment. Excluding these sales therefore provides a more meaningful comparison of our airline operations to the rest of the airline industry.

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Delta Private Jets adjustment. Because we combined Delta Private Jets with Wheels Up in January 2020, we have excluded the impact of Delta Private Jets from 2019 results for comparability.

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Non-GAAP Reconciliations

Total Revenue, adjusted and Total Unit Revenue Per Available Seat Mile ("TRASM"), adjusted

	Three Months Ended
	(Projected)
(in billions)	March 31, 2022		December 31, 2021	December 31, 2019	March 31, 2019
Total revenue	$	~9.4	$9.5	$11.4	$10.5
Adjusted for:
Third-party refinery sales		(1.3)	(1.0)	(0.0)	(0.0)
Delta Private Jets adjustment		–	–	(0.1)	(0.0)
Total revenue, adjusted	$	~8.1	$8.4	$11.4	$10.4

	Month Ended
	(Projected)
(in billions)	March 31, 2022		March 31, 2019
Total revenue	$	~4.7	4.2
Adjusted for:
Third-party refinery sales(1)		(1.3)	(0.0)
Total revenue, adjusted	$	~3.4	4.2

	Month Ended
	(Projected)
(in cents)	March 31, 2022	March 31, 2019
TRASM	~24.80	18.46
Adjusted for:
Third-party refinery sales(1)	~(6.65)	(0.21)
TRASM, adjusted	~18.15	18.25

(1)Third-party refinery sales in the month of March reconciliation above represent our projection of the total quarterly amount.

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Non-GAAP Reconciliations

Cost per Available Seat Mile, adjusted ("CASM-Ex")

	Three Months Ended		Year Ended
	(Projected)
(in cents)	March 31, 2022	March 31, 2019	December 31, 2021	December 31, 2019
CASM	~19.65	15.14	14.40	14.67
Adjusted for:
Restructuring charges	–	–	0.01	–
Government grant recognition	–	–	2.32	–
Aircraft fuel and related taxes	~(4.00)	(3.17)	(2.90)	(3.10)
Third-party refinery sales	~(2.45)	(0.08)	(1.66)	(0.04)
Special profit sharing payment	–	–	(0.06)	–
Profit Sharing	–	(0.35)	–	(0.60)
Delta Private Jets adjustment	–	(0.05)	–	(0.06)
CASM-Ex	~13.20	11.49	12.12	10.88

Average fuel price per gallon, adjusted

Average Price Per Gallon Three Months Ended (Projected)
March 31, 2022
Total fuel expense	$	~2.85
Adjusted for:
MTM adjustments and settlements on hedges		~(0.05)
Total fuel expense, adjusted	$	~2.80

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Non-GAAP Reconciliations

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to adjusted debt and finance leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents and short-term investments, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company's overall debt profile.

(Projected)
(in billions)	March 31, 2022
Debt and finance lease obligations	$	~26
Plus: sale-leaseback financing liabilities		~2
Adjusted debt and finance lease obligations		~28
Plus: 7x last twelve months' aircraft rent		~3
Adjusted total debt		~31
Less: cash, cash equivalents and short-term investments		~(10)
Adjusted net debt	$	~21

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